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                                                                   EXHIBIT 10.15

                         [LOGO OF METRO GOLDWYN MAYER]


                                 July 16, 1999


William A. Jones
c/o Metro-Goldwyn-Mayer Inc.
2500 Broadway Street
Santa Monica, California 90404

Dear Mr. Jones:

     Reference is made to that certain Employment Agreement dated as of October 10, 1996 (the "Employment Agreement") between Metro-Goldwyn-Mayer Inc. (now known as Metro-Goldwyn-Mayer Studios Inc. and referred to herein as the "Company"). For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree to amend the Employment Agreement, effective as of the date hereof, as follows:

     1. The Employment Agreement currently has a term which ends on October 9, 2001 (the "Initial Term"). The Company shall have an option (the "Option") exercisable in writing on or before six (6) months prior to the end of the Initial Term to extend the term of the Employment Agreement for an additional three-year period commencing October 10, 2001 and ending October 9, 2004 (the "Option Term"). The Term as used in the Employment Agreement shall be deemed to include the Initial Term and the Option Term, if any.

     2. Executive's annual base salary during each twelve-month period of the Option Term, if any, shall be an amount determined by the Company after a good-faith review of Executive's annual base salary and performance prior to the beginning of each such period, but in no event less than the annualized base salary being paid to Executive as of the date of such good-faith review, payable in the same manner as base salary paid during the Initial Term and subject to tax withholding required by law and other voluntary deductions as shall be authorized by Executive from time to time.

     3. If the Employment Agreement is terminated prior to October 9, 2001 for any reason other than (i) by the Company for "Cause" or (ii) by Executive without "Good Reason," or expires pursuant to its terms on or before October 9, 2001, Employee shall receive, in lieu of any compensation payable in respect to the base salary provided for in Paragraph 7(a)(i) thereof, a liquidated sum equal to the compensation Executive would have been entitled to receive pursuant to Paragraph
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8(c) thereof had the Employment Agreement been terminated without "Cause" by the
Company as of June 30, 1999. The provisions of the previous sentence shall be inapplicable if the Option is timely exercised by the Company, it being understood and agreed that any compensation payable in respect to the termination of the Employment Agreement or Executive's employment thereunder during the Option Term, if any, shall be governed solely by the provisions of Paragraph 8 of the Employment Agreement.

     4. If the Option is exercised while Alex Yemenidjian is CEO of the Company, Executive hereby agrees to execute a new employment agreement, effective as of the date the Option Period commences, containing the standard terms and conditions then generally in use by the Company in employment agreements with its most senior executives (other than the CEO and VC); provided, however, that the supplemental life insurance provided for in Paragraph 7(d) of the Employment Agreement shall continue to be provided during the Option Period on the same terms and conditions set forth therein with respect to the Initial Period.

     5. Except as specifically provided herein, the Employment Agreement shall not be deemed amended in any respect whatsoever and shall continue in full force and effect in accordance with its terms.

     If the foregoing is in accordance with your understanding of the amendment to the Employment Agreement and is acceptable to you, please so indicate by signing in the place provided below for your signature.

                                         Very truly yours,

                                         METRO-GOLDWYN-MAYER STUDIOS INC.


                                                    /s/ ALEX YEMENIDJIAN
                                         By:____________________________________
                                            Alex Yemenidjian
                                            Chairman & Chief Executive Officer


                                         METRO-GOLDWYN-MAYER INC.


                                                    /s/ ALEX YEMENIDJIAN
                                         By:____________________________________
                                            Alex Yemenidjian
                                            Chairman & Chief Executive Officer

ACCEPTED AND AGREED:

 /s/ WILLIAM A. JONES
________________________
WILLIAM A. JONES